As filed with the Securities and Exchange Commission on December 1, 1999
                                  Post Effective Amendment No. 2 (No. 333-79267)
                                                      Registration No. 333-91635
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                                AMENDMENT NO. 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                              WESTVACO CORPORATION
             (Exact name of Registrant as specified in its charter)



            Delaware                                299 Park Avenue
(State or other jurisdiction of                   New York, New York
incorporation or organization)         (Address of principal executive offices)

           13-1466285                                   10172
       (I.R.S. Employer                              (Zip Code)
      Identification No.)

                                  212-688-5000
              (Registrant's telephone number, including area code)

               JOHN W. HETHERINGTON, Vice President and Secretary
                              WESTVACO CORPORATION
                                 299 Park Avenue
                            New York, New York 10171
                                  212-318-5280
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                   Copies to:

                          Wendell L. Willkie, II, Esq.
                              Senior Vice President
                               and General Counsel
                              Westvaco Corporation
                                 299 Park Avenue
                            New York, New York 10171

                            Gerard M. Meistrell, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005

                              --------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
                              --------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                              Proposed                 Proposed
                                      Amount                   maximum                 maximum
   Title of each class of              to be               offering price             aggregate                 Amount of
securities to be registered       registered (1)            per unit (2)        offering price (1) (2)     registration fee (3)
--------------------------------------------------------------------------------------------------------------------------------
Debt Securities...........         $800,000,000                 100%                 $800,000,000                $166,800
================================================================================================================================

(1) Includes $200,000,000 of securities being carried over from Registration Statement No. 333-79267.

(2)  Estimated solely for the purpose of determining the registration fee.

(3) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed. Does not include the registration fee previously paid with respect to $200,000,000 of debt securities of Westvaco Corporation covered by Registration Statement No. 333-79267 being carried over to this Registration Statement.

                              --------------------

     Pursuant to Rule 429, the prospectus included in this Registration Statement also relates to $200,000,000 of debt securities registered and remaining unissued under Registration Statement No. 333-79267 previously filed by Westvaco Corporation, with respect to which the filing fee has previously been paid to the Commission. Such Registration Statement is accordingly amended to reflect the information contained herein. In the event that any of such previously registered debt securities are offered prior to the effective date of this Registration Statement, the amount of such debt securities will not be included in any prospectus hereunder. The amount of debt securities being registered, together with the remaining securities registered under Registration Statement No. 333-79267, represents the maximum amount of securities which are expected to be offered for sale.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              Westvaco Corporation

                                 Debt Securities

                              --------------------


     By this prospectus, we may offer up to $800,000,000 of debt securities. Market conditions at the time these securities are sold will determine the prices and terms of these securities.


     Each issue of securities under this prospectus may have a different aggregate principal amount, maturity date, public offering price, interest rate or rates, timing of interest payments, provisions for redemption, sinking fund requirements, and other variable terms. The specific terms of each offering of debt securities under this prospectus will be included in an accompanying prospectus supplement.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              --------------------

     We may sell securities under this prospectus to or through underwriters. We may also sell these securities directly to other purchasers or through agents.

                              --------------------


                The date of this prospectus is November 30, 1999.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents of Westvaco listed below and any future filings made with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities. A document will be incorporated by reference on the date it is filed.

     o    Annual Report on Form 10-K for the fiscal year ended October 31, 1998.

     o Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1999.

     o Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999.

     o Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1999.

     o    Current Report on Form 8-K dated October 5, 1999.

     o    Current Report on Form 8-K dated November 12, 1999.

     o    Current Report on Form 8-K dated November November 18, 1999.

     o Definitive proxy statement, dated December 28, 1998, and additional proxy materials, dated February 1, 1999.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Mr. John W. Hetherington, Vice President and Secretary, Westvaco Corporation, 299 Park Avenue, New York, New York 10171, telephone (212) 318-5280.

     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front of those documents only.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     This prospectus is a part of a registration statement on Form S-3 and the related amendments and exhibits filed with the Securities and Exchange Commission. This prospectus does not contain all of the information in the registration statement. Please refer to the registration statement and its exhibits for further information regarding Westvaco and the offered securities.

                                   THE COMPANY

     Westvaco Corporation is one of the major producers of paper and paperboard in the United States. It converts paper and paperboard into a variety of end-products, manufactures a variety of specialty chemicals, produces lumber, sells timber from its timberlands and is engaged in land development. In Brazil, it is a major producer of paperboard and corrugated packaging for the markets of that country and also operates a folding carton plant. Westvaco also has a folding carton plant in the Czech Republic. Westvaco exports products from the United States, Brazil and the Czech Republic to other countries throughout the world.

     Westvaco was incorporated in 1899 under the laws of Delaware as the West Virginia Pulp and Paper Company; its name was changed to Westvaco Corporation on March 3, 1969. The principal executive offices of Westvaco are located at 299 Park Avenue, New York, New York 10171, and its telephone number at that address is 212-688-5000. Unless otherwise indicated or the context otherwise requires, the term "Westvaco" refers to Westvaco Corporation and its consolidated subsidiaries.


                        SUMMARY OF FINANCIAL INFORMATION

     The following is a summary of certain financial information of Westvaco and its consolidated subsidiaries. With the exception of the inclusion of the ratios of earnings to fixed charges, the following amounts were derived from Westvaco's consolidated financial statements and other financial data contained in its Annual Report on Form 10-K for the fiscal year ended October 31, 1998 and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1999 (see "Documents Incorporated by Reference").

                (In thousands, except per share data and ratios)



                                                                                                             Nine Months
                                                                    Year Ended October 31,                  Ended July 31
                                               -------------------------------------------------        ------------------------
                                         1994        1995          1996          1997         1998          1998        1999
                                      ----------  ------------  ------------ ------------  -----------  -----------  -----------

Sales............................     $ 2,607,474  $ 3,272,447   $ 3,045,450  $ 2,982,288  $ 2,885,917  $ 2,154,126  $ 2,030,398
Net income.......................         103,606      280,836       212,156      162,700      132,013       98,796       87,503
Net income per share of
  common stock--Basic.............           1.03         2.78*         2.09         1.60         1.30         0.97         0.87
Net Income per share of
  common stock--Diluted...........           1.03         2.76*         2.07         1.58         1.30         0.97         0.87
Ratio of earnings to fixed
  charges........................           2.25x        4.90x         3.73x        2.67x        2.27x        2.26x        2.17x

----------

* The 1995 fiscal year includes an extraordinary charge of $.02 per share for the extinguishment of higher interest rate debt.

     For the purpose of computing the consolidated ratio of earnings to fixed charges (1) earnings have been calculated by adding income taxes and fixed charges (excluding capitalized interest) to net income before the extraordinary charge and the cumulative effect of accounting changes, and (2) fixed charges comprise the total of interest charges and a portion of rentals determined to be representative of the interest factor.


                                 USE OF PROCEEDS

     Except as otherwise set forth in the accompanying prospectus supplement relating to an offering of the Securities, the net proceeds from the sale of the Securities being offered will be added to Westvaco's general corporate funds and will be available for future capital outlays, for working capital purposes and for the repayment of existing debt.

                            DESCRIPTION OF SECURITIES

     The Securities are to be issued under an Indenture, dated as of March 1, 1983 (the "Indenture"), between Westvaco and The Bank of New York (formerly known as Irving Trust Company), as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the registration statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, it is intended that such Sections or defined terms shall be incorporated herein by reference. The following sets forth certain general terms and provisions of the Securities to which any prospectus supplement may relate. The particular terms of the Securities offered by any prospectus supplement (the "Offered Securities") and the extent, if any, to which such general provisions may apply to the Securities so offered, will be described in the prospectus supplement relating to such Offered Securities.


General

     The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued from time to time in one or more series. The Securities will be unsecured obligations of Westvaco.

     Reference is made to the prospectus supplement relating to the particular series of Securities offered thereby for the following terms of the Offered
Securities:

     o    the title of the Offered Securities;

     o    any limit on the aggregate principal amount of the Offered Securities;

     o the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued;

     o    the date or dates on which the Offered Securities will mature;

     o the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any;

     o the date from which such interest, if any, on the Offered Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any;

     o the ranking of the Offered Securities relative to any and all other securities of Westvaco theretofore issued;

     o the dates, if any, on which and the price or prices at which the Offered Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by Westvaco, and the other detailed terms and provisions of such sinking and/or purchase funds;

     o the date, if any, after which and the price or prices at which the Offered Securities may, pursuant to any optional redemption provisions, be redeemed at the option of Westvaco or of the Holder thereof and the other detailed terms and provisions of such optional redemption; and

     o any other terms of the series (which will not be inconsistent with the provisions of the indenture).

     Unless otherwise indicated in the related prospectus supplement, principal of and premium, if any, and interest, if any, on the Securities will be payable, and the transfer of the Securities will be registrable, at the office of the Trustee in the Borough of Manhattan, The City of New York, except that, at the option of Westvaco, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1002)

     Unless otherwise indicated in the related prospectus supplement, the Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Securities, but Westvaco may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302, 305)

     Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

     The Indenture does not contain any covenants or other provisions which would afford Holders of Securities protection in the event of a highly leveraged transaction involving Westvaco.


Restrictive Covenants

     Limitations on Liens. The Indenture provides that so long as any of the Securities are outstanding Westvaco will not, and will not permit any Domestic Subsidiary (as defined) to, issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge or other lien (herein referred to as a "mortgage") upon any Principal Property (as defined) of Westvaco or any Domestic Subsidiary or any shares of stock or indebtedness of any Domestic Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Securities equally and ratably with such Debt. The foregoing restriction does not apply to:

          (1) mortgages on any property acquired, constructed or improved after the date of the Indenture which are created or assumed within 120 days after such acquisition, construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within such 120 day period) to secure or provide for the payment of the purchase price or cost thereof incurred after the date of the Indenture, or existing mortgages on property acquired, provided such mortgages shall not apply to any property theretofore owned by Westvaco or a Domestic Subsidiary other than theretofore unimproved real property;

          (2) mortgages existing on any property acquired from a corporation merged with or into Westvaco or a Domestic Subsidiary;

          (3) mortgages on property of any corporation existing at the time it becomes a Domestic Subsidiary;

          (4) mortgages securing Debt owed by a Domestic Subsidiary to Westvaco or to another Domestic Subsidiary;

          (5) mortgages in favor of governmental bodies to secure advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages;

          (6) mortgages on timberlands in connection with an arrangement under which Westvaco or a Domestic Subsidiary is obligated to cut or pay for timber in order to provide the secured party with a specified amount of money, however determined; or

          (7) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in the foregoing clauses (1) to (6) inclusive or in this clause or any mortgages existing on the date of the Indenture. Such restriction does not apply to the issuance, assumption or guarantee by Westvaco or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other secured Debt (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined) of Sale and Lease-back Transactions existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of Securities or of certain long-term indebtedness or to the purchase of other Principal Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (1) above), does not exceed 5% of Consolidated Net Tangible Assets (as defined). (Section 1005)

     Limitation on Sale and Lease-back Transactions. Sale and Lease-back Transactions by Westvaco or any Domestic Subsidiary of any Principal Property are prohibited (except for temporary leases for a term, including renewals, of not more than three years and except for leases between Westvaco and a Domestic Subsidiary or between Domestic Subsidiaries) unless:

     o Westvaco or such Domestic Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the Securities pursuant to clause (1) under "Limitations on Liens" or

     o the value thereof would be an amount permitted under the last sentence under "Limitations on Liens" or

     o    Westvaco applied an amount equal to the fair value of such property

               (a) to the retirement of Securities (other than pursuant to any sinking fund obligations applicable to such Securities),

               (b) to the retirement of certain long-term indebtedness of Westvaco or a Domestic Subsidiary or

               (c) to the purchase of Principal Property (other than that involved in such Sale and Lease-back Transaction). (Section 1006)


Events of Default

     The following are Events of Default under the Indenture with respect to Securities of any series:

     o failure to pay principal of or any premium on any Security of that series when due;

     o failure to pay any interest on any Security of that series when due, continued for 30 days;

     o failure to deposit any sinking fund payment, when due, in respect of any Security of that series;

     o failure to perform any other covenant of Westvaco in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series), continued for 60 days after written notice as provided in the Indenture;

     o    certain events in bankruptcy, insolvency or reorganization and

     o any other Event of Default provided with respect to Securities of that series. (Section 501)

     If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502)

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

     No Holder of any Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Securities of that series and also unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, the Holder of any Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Security on or after the due dates expressed in such Security and to institute suit for the enforcement of any such payment. (Section 508)

     Westvaco is required to furnish to the Trustee annually a statement as to performance by Westvaco of certain of its obligations under the Indenture and as to any default in such performance. (Section 1007)


Modification and Waiver

     Modifications and amendments of the Indenture may be made by Westvaco and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment. However, no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby:

     o change the stated maturity date of the principal of, or any installment of principal or interest on, any Security;

     o reduce the principal amount of, or any premium or interest on, any Security;

     o reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

     o change the place or currency of payment of principal of, or any premium or interest on, any Security;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or

     o reduce the percentage in principal amount of Outstanding Securities of any series the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

     The Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series, waive, insofar as that series is concerned, compliance by Westvaco with certain restrictive provisions of the Indenture. (Section 1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series, waive any past default under the Indenture with respect to Securities of that series, except a default in the payment of principal or any premium or interest or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.
(Section 513)


Consolidation, Merger and Sale of Assets

     Westvaco may consolidate or merge with or into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes Westvaco's obligations on the Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met.
(Section 801)

Concerning the Trustee

     Westvaco maintains banking relationships with the Trustee in the ordinary course of its business. Borrowings totalling $500,000,000 are available to Westvaco under its Credit Agreement with a group of banks that includes the Trustee. There are no borrowings currently outstanding under this Credit Agreement. The Trustee is also the trustee under the indentures pursuant to which Westvaco's publicly held senior debt securities were issued. The Trustee is also the trustee and a money manager under Westvaco's employee retirement plans.


                              PLAN OF DISTRIBUTION

     Westvaco may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the Securities offered thereby.

     In connection with the sale of the Securities, underwriters may receive compensation from Westvaco or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under such Act. Any such underwriter will be identified and any such compensation will be described in the prospectus supplement.

     If so indicated in the prospectus supplement, Westvaco will authorize the underwriters to solicit offers by certain institutions to purchase Securities from Westvaco at the public offering price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts providing for payment and delivery on the date stated in the prospectus supplement. Each such contract will be for an amount not less than, and unless Westvaco otherwise agrees, the aggregate principal amount of Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of Westvaco. Delayed Delivery Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

     The Underwriting Agreement entered into with respect to any Securities sold through underwriters provides that the obligations of the underwriter or underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the Securities covered by the applicable prospectus supplement if any are purchased.

     Westvaco has agreed to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

     In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such stabilizing if commenced, may be discontinued at any time.


                                 LEGAL OPINIONS

     The legality of the Securities offered hereby will be passed upon for Westvaco by Wendell L. Willkie, II, Esq., Senior Vice President and General Counsel of Westvaco and for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Mr. Willkie is the beneficial owner of shares of Westvaco's common stock held in trust under Westvaco's Savings and Investment Plan. He is also the recipient of stock options granted by Westvaco.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to Westvaco's Annual Report on Form 10-K for the fiscal year ended October 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.*

     Securities and Exchange Commission registration fee.......    $166,800
     Printing and engraving....................................      60,000
     Trustee's fee and expenses................................       8,000
     Accounting services.......................................      11,000
     Rating agency fees........................................     320,000
     Miscellaneous.............................................       9,200
                                                                   --------
          Total................................................    $575,000
                                                                   ========
     ----------
     *  All amounts shown are estimates, other than the registration fee.


Item 15.   Indemnification of Directors and Officers.

     The General Corporation Law of the State of Delaware, Section 145, as amended, permits the registrant to indemnify any person "who was or is a party or is threatened to be made a party" to any proceeding by his relationship to the registrant "if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests" of the registrant. Expenses may be paid in advance and insurance may be carried by the registrant.

     Article II, Section 14 of the registrant's Bylaws provides as follows:

          Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation.

     The registrant has purchased an insurance policy insuring officers and directors of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, and insuring the registrant against any payment which it is obligated to make to such persons under the indemnification provisions of its Bylaws.

     Reference is made to Section 6 of the Underwriting Agreement filed as Exhibit (1) to this Registration Statement.

Item 16.   Exhibits.

(1) Form of Underwriting Agreement relating to the Debt Securities (to be filed by amendment).

(4)(a) Form of Indenture, dated as of March 1, 1983, between Westvaco Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 2 to registrant's Registration Statement on Form 8-A (File No. 1-3013) dated January 24, 1984).

(4)(b) Proposed form of Debt Security (incorporated by reference to pages 13 through 19 of Exhibit 2 to registrant's Registration Statement on Form 8-A (File No. 1-3013) dated January 24, 1984).


(5)  Opinion of Wendell L. Willkie, II, Esq.*

(12) Computation of ratio of earnings to fixed charges.*

(23)(a) Consent of PricewaterhouseCoopers LLP.*

(23)(b) Consent of Wendell L. Willkie, II, Esq.*

(24) Power of Attorney of certain officers and directors.*

(25) Statement of eligibility of trustee on Form T-1.*

*  Filed previously with the initial filing of this Registration Statement


Item 17.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) of this paragraph shall not apply if the information required to be included in such post-effective amendments is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 30th day of November, 1999.



                               WESTVACO CORPORATION
                                   (Registrant)



                               By: /S/ JOHN A. LUKE, JR.
                                   ----------------------------------------
                                   (John A. Luke, Jr., Chairman, President
                                    and Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated:

                 Signature                                 Title                                        Date

/S/ JOHN A. LUKE, JR.                          Chairman, President, Chief Executive            November 30, 1999
----------------------------------------       Officer and Director
            John A. Luke, Jr.


                     *                         Executive Vice President and Director           November 30, 1999
----------------------------------------
        Rudolph G. Johnstone, Jr.


/S/ KAREN R. OSAR                              Senior Vice President (Principal                November 30, 1999
----------------------------------------       Financial Officer)
              Karen R. Osar


/S/ JAMES E. STOVEKEN, JR.                     Senior Vice President and Comptroller
----------------------------------------       (Principal Accounting Officer)                  November 30, 1999
          James E. Stoveken, Jr.


                     *                         Director                                        November 30, 1999
----------------------------------------
           Samuel W. Bodman III


                     *                         Director                                        November 30, 1999
----------------------------------------
          W.L. Lyons Brown, Jr.


                     *                         Director                                        November 30, 1999
----------------------------------------
           Michael E. Campbell


                     *                         Director                                         November 30, 1999
----------------------------------------
         Dr. Thomas W. Cole, Jr.



                                      S-2


                     *                         Director                                         November 30, 1999
----------------------------------------
          David L. Hopkins, Jr.


                     *                         Director                                         November 30, 1999
----------------------------------------
             Douglas S. Luke


                     *                         Director                                         November 30, 1999
----------------------------------------
            William R. Miller


                     *                         Director                                         November 30, 1999
----------------------------------------
              Jane L. Warner


                     *                         Director                                         November 30, 1999
----------------------------------------
           Richard A. Zimmerman


*BY: /S/JOHN A. LUKE, JR.
     -----------------------------------
             John A. Luke, Jr.
             Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibits

(1) Form of Underwriting Agreement relating to the Debt Securities (to be filed by amendment)

(4)(a) Form of Indenture, dated as of March 1, 1983, between Westvaco Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 2 to registrant's Registration Statement on Form 8-A (File No. 1-3013) dated January 24, 1984)

(4)(b) Proposed form of Debt Security (incorporated by reference to pages 13 through 19 of Exhibit 2 to registrant's Registration Statement on Form 8-A (File No. 1-3013) dated January 24, 1984)


(5)  Opinion of Wendell L. Willkie, II, Esq.*

(12) Computation of ratio of earnings to fixed charges.*

(23)(a) Consent of PricewaterhouseCoopers LLP.*

(23)(b) Consent of Wendell L. Willkie, II, Esq.*

(24) Power of Attorney of certain officers and directors.*

(25) Statement of eligibility of trustee on Form T-1.*

*    Filed previously with the initial filing of this Registration Statement